UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 1 – Registrants’ Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

Amended and Restated Redemption Plans

On June 25, 2020, the Trust amended its Redemption Plans to increase the aggregate maximum amount of shares and units that may be redeemed from $35.0 million to $40.0 million effective, June 25, 2020.

The description herein of the Amended and Restated Redemption Plans are qualified in their entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Redemption Plans filed as Exhibits 10.1 and 10.2, hereto.

Amended and Restated Dividend Reinvestment Plan

On June 25, 2020, the Trust amended its Dividend Reinvestment Plan to increase the number of shares authorized to be issued under the Plan from 4,000,000 shares of common stock to 6,000,000 shares of common stock effective June 25, 2020.

The description herein of the Amended and Restated Dividend Reinvestment Plan is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Dividend Reinvestment Plan filed as Exhibits 10.3, hereto.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c) On June 25, 2020, the Trust’s Board of Trustees appointed Joel S. Thomsen as the Trust’s President, Ryan M. Downs as the Trust’s Chief Investment Officer, and Wayne W. Carlson as the Trust’s General Counsel and Secretary.

Mr. Carlson, 54 years of age, has over 30 years of experience in general corporate practice, mergers and acquisitions, commercial transactions, agribusiness, securities, finance, and real estate. Prior to Sterling, Mr. Carlson was an attorney with the Fredrikson & Byron law firm. He also previously served as Senior Vice President and General Counsel of AgCountry Farm Credit Services and as an attorney with the Vogel Law Firm.  He is licensed to practice law in North Dakota and Minnesota.  He holds a Bachelor of Science degree in Economics from North Dakota State University and a Juris Doctor degree from the University of Minnesota Law School.  Mr. Carlson, since October 2018, has served as General Counsel of Sterling Management, LLC, the Advisor to the Trust. As with other Trust officers, Mr. Carlson will not receive any compensation for serving in these positions. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Carlson and any of the Trust’s directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Carlson and the Trust that would be required to be reported.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2020, Sterling Real Estate Trust (the “Trust”) held its annual meeting of shareholders. At the meeting, the Trust’s shareholders approved the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 29, 2020:

1.	Election of eight trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The result of the votes to elect the eight trustees was as follows:

Nominee	For	Withheld	Broker Non-Vote
Ann L. Christenson	5,160,232	35,870	0
Timothy Haugen	5,189,004	7,099	0
Timothy Hunt	5,189,004	7,099	0
Michelle Korsmo	5,189,004	7,099	0
Mark T. Polovitz	5,160,232	35,870	0
Kenneth P. Regan	5,175,832	20,271	0
James S. Wieland	5,175,832	20,271	0
Lance R. Wolf	5,189,004	7,099	0

2.	Ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2020. The proposal received: 5,184,248 For; 5,927 Against; and 5,928 Abstained.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
10.1	Amended and Restated Share Redemption Plan effective June 25, 2020
10.2	Amended and Restated Unit Redemption Plan effective June 25, 2020
10.3	Amended and Restated Dividend Reinvestment Plan effective June 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: June 30, 2020
	By:	/s/ Joel S. Thomsen
Name: Joel S. Thomsen
Title: President